NEWS FOR IMMEDIATE RELEASE

April 26, 2011                                                                                                                                            For Further Information Contact:

                                                    Paul M. Limbert
                                                    President and Chief Executive Officer

                                                      or

                                                    Robert H. Young
                                                    Executive Vice President and Chief Financial Officer

                                                    (304) 234-9000
                                                    NASDAQ Symbol: WSBC
                                                    Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the first quarter ended March 31, 2011.

Net income for the three months ended March 31, 2011 was $10.2 million as compared to $7.9 million for the first quarter of 2010, representing an increase of 29.5%, while diluted earnings per share were $0.39, as compared to $0.30 per share for the first quarter of 2010.

Mr. Limbert commented, “The first quarter of 2011 continues WesBanco’s progress in expanding profitability through focusing on our core businesses, improving credit quality and reducing funding costs.  We are also benefiting from a recovering economy in several of our key markets. The growth in net income in the first quarter was achieved through a reduction in the provision for credit losses, improvement in net interest income as cost of funds decreased, higher gross revenues from the Trust, Insurance and Mortgage business units and continued cost control throughout the organization.  These improvements resulted in a 30.5% increase in the key metric of return on average assets to 0.77% from 0.59% last year.”

Net Interest Income

Net interest income increased $0.8 million or 2.1% in the first quarter as compared to the first quarter of 2010, due to the management of rates on loans and other earning assets, while significantly improving the funding mix to reduce overall cost of funds for both deposits and other borrowings.  The net interest margin improved to 3.67% in the first three months of 2011, an increase of 10 basis points as compared to the first quarter of 2010, and it was also slightly higher than the 2010 fourth quarter rate of 3.66%.  The average rate on interest bearing liabilities decreased by 47 basis points, while the rate on earning assets declined at a slower pace of 34 basis points. Lower offered rates on maturing, higher-rate certificates of deposit, and an increase in lower-cost transaction account products such as non-interest bearing checking and money market accounts all contributed to the improvement in the cost of funds.  In addition, the average balance for borrowings, which generally have higher interest costs, decreased by $230.3 million or 35.0% in the first quarter of 2011 from the first quarter of 2010.  Total borrowings, excluding junior subordinated debt, dropped to 7.5% of total assets from 11.0% at March 31, 2010.  Improvements in the mix of deposit accounts also contributed to the improved cost of funds, with average CD’s decreasing to 40.1% of total average deposits, from 44.2% in the first quarter of 2010, and all other account types increased to 59.9%.  Average non-interest bearing deposit balances increased 11.7% as a result of retail marketing campaigns and customer incentives, as well as increased balances of the Bank’s business customers.  Part of the growth in deposits is attributed to deposits received from customers participating in Marcellus shale gas lease and royalty payments in our northern West Virginia markets.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $3.5 million in the first quarter as compared to the same quarter of 2010 and decreased $1.6 million as compared to the fourth quarter of 2010. The allowance for loan losses was relatively unchanged at March 31, 2011 as compared to December 31, 2010 and was 1.89% of total loans as compared to 1.86% at December 31, 2010 and 1.91% at March 31, 2010.

Net charge-offs increased $1.3 million in the first quarter as compared to the first quarter of 2010, and $1.7 million as compared to the fourth quarter of 2010, but remain significantly below average quarterly net charge-offs over the last two years. Net charge-offs for the first quarter include $4.4 million attributable to two land development loans.  Both of these loans were classified and reserved, and one of these loans was also reported as renegotiated in previous quarters.  The remaining balance of both of these loans was reclassified to non-accrual at March 31, 2011.

Non-accrual loans at March 31, 2011 decreased $8.9 million compared to March 31, 2010, but increased $10.8 million from the fourth quarter of 2010.  The decrease from the first quarter of 2010 was the result of the sale of certain impaired loans in the third quarter of last year and other continuing workout efforts to reduce this category of loans.  Approximately $4.9 million of the increase from the previous quarter represents the balance of the two land development loans after the charges discussed above with the remainder of the increase primarily attributable to three commercial borrowers and residential mortgage loans.

Renegotiated loans increased $7.4 million compared to March 31, 2010, but decreased $10.8 million from the fourth quarter of 2010.  The increase from the first quarter of 2010 is largely due to the bank’s philosophy of restructuring loans when appropriate to provide customers an opportunity to recover from the recession.  The decrease from the previous quarter was due to one loan being reinstated to its original repayment terms and the reclassification to non-accrual of a charged down land development loan.

The increase in non-accrual loans did not have a material effect on the allowance for credit losses at March 31, 2011 or the provision for credit losses for the first quarter of 2011 because loans that migrated to non-accrual during the quarter were previously classified and in certain instances also reported as renegotiated, and adequately reserved in prior periods.  Total classified and criticized loans at March 31, 2011 decreased $32.2 million compared to March 31, 2010 and $10.6 million compared to the fourth quarter of 2010.

Non-Interest Income and Non-Interest Expense

Non-interest income decreased $0.5 million or 3.6% as compared to the first quarter of 2010 principally due to a $1.4 million decline in net security gains and a $1.1 million decline in service charges on deposits resulting from regulatory changes which led to fewer customer overdraft transactions.  However, these decreases were mostly offset by a $0.7 million or 17.3% increase in trust fees from new business and market improvements, and a $1.0 million improvement in net losses on other real estate owned and a $0.4 million increase in electronic banking fees.

In the first quarter, non-interest expense was relatively unchanged as compared to the first quarter of 2010.  Salaries, wages and employee benefits increased $0.6 million due to regular compensation increases late in the first quarter of 2010 and increased health and other employee insurance costs, while marketing expense increased $0.4 million from promotions focused on growing demand deposits and home equity loans.  These increases were offset by decreases in occupancy and equipment expense of $0.4 million due to reductions in required seasonal maintenance and in depreciation expense, while restructuring costs decreased $0.2 million.  Non-interest expense decreased in many other categories as WesBanco continues to improve the expense structure and efficiency of its operations.

Financial Condition

Total assets were comparable to both year-end and March 31, 2010.  Portfolio loans decreased 5.6% in the last twelve months primarily due to reduced loan demand, continued strategic reductions in residential real estate loans, the sale of certain impaired loans, and a focus on maintaining credit quality.

Total deposits increased 4.2% as compared to the first quarter of 2010, primarily due to an increase in all deposit categories other than CDs, which decreased 6.1%.  The total increase in lower cost deposit categories other than CDs was 12.1%.  The decrease in CD balances was due to planned reductions of non-relationship customers acquired with a large branch acquisition in 2009 and lower offered rates for new and rollover CDs.  Total borrowings, excluding junior subordinated debt, decreased by $192.7 million or 32.5% as compared to March 31, 2010 and 9.2% since the end of 2010, funded by the increased deposits and the decreases in loans.  WesBanco’s loan to deposit ratio was 78% at quarter-end, and the Company’s liquidity permits loan growth to be easily funded when it occurs.

WesBanco continued to improve already strong regulatory capital ratios of 8.53% tier I leverage, 12.23% tier I risk-based capital, and 13.48% total risk-based capital, all of which improved in each of the last six consecutive quarters.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.43% at March 31, 2011, a 10 basis point improvement from December 31, 2010 and a 37 basis point increase from 6.06% at March 31, 2010, primarily due to balance sheet management strategies and increases in shareholders’ equity.  The increase in shareholders’ equity was the result of improved operating results net of dividends declared, partially offset by decreases in other comprehensive income from unrealized securities gains as interest rates rose during the last two quarters.  WesBanco increased its quarterly dividend to $0.15 per share in February, a 7.1% increase over the prior quarterly rate.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 112 branch locations and 126 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2010 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2011	2010	% Change
Loans, including fees	$ 44,348	$ 48,375	(8.32%)
Interest and dividends on securities:
Taxable	8,708	9,111	(4.42%)
Tax-exempt	2,986	2,994	(0.27%)
Total interest and dividends on securities	11,694	12,105	(3.40%)
Other interest income	56	85	(34.12%)
Total interest and dividend income	56,098	60,565	(7.38%)
Interest Expense
Interest bearing demand deposits	503	670	(24.93%)
Money market deposits	1,572	1,943	(19.09%)
Savings deposits	488	602	(18.94%)
Certificates of deposit	8,050	10,160	(20.77%)
Total interest expense on deposits	10,613	13,375	(20.65%)
Federal Home Loan Bank borrowings	2,026	4,334	(53.25%)
Other short-term borrowings	1,182	1,178	0.34%
Junior subordinated debt owed to unconsolidated subsidiary trusts	801	1,045	(23.35%)
Total interest expense	14,622	19,932	(26.64%)
Net interest income	41,476	40,633	2.07%
Provision for credit losses	8,041	11,500	(30.08%)
Net interest income after provision for credit losses	33,435	29,133	14.77%
Non-interest income
Trust fees	4,762	4,058	17.35%
Service charges on deposits	4,222	5,317	(20.59%)
Electronic banking fees	2,284	1,915	19.27%
Net securities brokerage and insurance services revenue	1,721	1,852	(7.07%)
Bank-owned life insurance	895	944	(5.19%)
Net securities gains	17	1,405	(98.79%)
Net loss on other real estate owned and other assets	(545)	(1,530)	64.38%
Other income	1,148	1,080	6.30%
Total non-interest income	14,504	15,041	(3.57%)
Non-interest expense
Salaries and wages	13,585	13,214	2.81%
Employee benefits	5,224	4,997	4.54%
Net occupancy	2,921	3,060	(4.54%)
Equipment	2,300	2,604	(11.67%)
Marketing	1,005	630	59.52%
FDIC Insurance	1,654	1,605	3.05%
Amortization of intangible assets	618	699	(11.59%)
Restructuring and merger-related expenses	-	200	(100.00%)
Other operating expenses	8,184	8,385	(2.40%)
Total non-interest expense	35,491	35,394	0.27%
Income before provision for income taxes	12,448	8,780	41.78%
Provision for income taxes	2,208	870	153.79%
Net income	$ 10,240	$ 7,910	29.46%

Taxable equivalent net interest income	$ 43,084	$ 42,245	1.99%

Per common share data
Net income per common share - basic	$ 0.39	$ 0.30	30.00%
Net income per common share - diluted	$ 0.39	$ 0.30	30.00%
Dividends declared	$ 0.15	$ 0.14	7.14%
Book value (period end)	$ 23.01	$ 22.45	2.49%
Tangible book value (period end) (1)	$ 12.30	$ 11.63	5.76%
Average common shares outstanding - basic	26,589,013	26,567,653	0.08%
Average common shares outstanding - diluted	26,590,410	26,568,172	0.08%
Period end common shares outstanding	26,593,510	26,567,653	0.10%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2011	2010	% Change

Return on average assets	0.77%	0.59%	30.51%
Return on average equity	6.81	5.36	27.05
Return on average tangible equity (1)	13.29	10.94	21.48
Yield on earning assets (2)	4.92	5.26	(6.46)
Cost of interest bearing liabilities	1.44	1.91	(24.61)
Net interest spread (2)	3.47	3.35	3.58
Net interest margin (2)	3.67	3.57	2.80
Efficiency (2)	61.63	61.78	(0.24)
Average loans to average deposits	78.08	86.16	(9.38)
Annualized net loan charge-offs/average loans	1.03	0.83	24.10
Effective income tax rate	17.74	9.91	79.01
Trust Assets, market value at period end	$ 3,061,907	$ 2,778,687	10.19

	For the Quarter Ending
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2011	2010	2010	2010	2010

Return on average assets	0.77%	0.76%	0.67%	0.61%	0.59%
Return on average equity	6.81	6.69	5.96	5.47	5.36
Return on average tangible equity (1)	13.29	13.09	11.80	10.98	10.94
Yield on earning assets (2)	4.92	4.94	4.98	5.10	5.26
Cost of interest bearing liabilities	1.44	1.48	1.56	1.74	1.91
Net interest spread (2)	3.47	3.46	3.42	3.36	3.35
Net interest margin (2)	3.67	3.66	3.61	3.56	3.57
Efficiency (2)	61.63	60.36	61.05	60.36	61.78
Average loans to average deposits	78.08	78.69	80.60	83.37	86.16
Annualized net loan charge-offs/average loans	1.03	0.80	2.09	1.42	0.83
Effective income tax rate	17.74	15.40	3.69	13.20	9.91
Trust Assets, market value at period end	$ 3,061,907	$ 2,943,786	$ 2,797,935	$ 2,614,284	$ 2,778,687

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands)					% Change
Balance sheets	March 31,			December 31,	December 31, 2010
Assets	2011	2010	% Change	2010	to March 31, 2011
Cash and due from banks	$ 83,364	$ 73,316	13.70%	$ 57,242	45.63%
Due from banks - interest bearing	13,712	87,477	(84.32)	21,894	(37.37)
Securities:
Available-for-sale, at fair value	935,600	1,211,358	(22.76)	957,481	(2.29)
Held-to-maturity (fair values of 531,581; 1,146 and 465,902, respectively)	531,284	1,451	NM	468,710	13.35
Total securities	1,466,884	1,212,809	20.95	1,426,191	2.85
Loans held for sale	4,087	6,544	(37.55)	10,800	(62.16)
Portfolio Loans:
Commercial real estate	1,740,900	1,782,249	(2.32)	1,757,249	(0.93)
Commercial and industrial	407,267	449,255	(9.35)	412,726	(1.32)
Residential real estate	597,267	683,979	(12.68)	608,693	(1.88)
Home equity	248,203	241,701	2.69	249,423	(0.49)
Consumer	249,607	279,773	(10.78)	260,585	(4.21)
Total portfolio loans, net of unearned income	3,243,244	3,436,957	(5.64)	3,288,676	(1.38)
Allowance for loan losses	(61,440)	(65,625)	6.38	(61,051)	(0.64)
Net portfolio loans	3,181,804	3,371,332	(5.62)	3,227,625	(1.42)
Premises and equipment, net	84,952	87,729	(3.16)	85,928	(1.14)
Accrued interest receivable	21,599	20,787	3.91	20,536	5.18
Goodwill and other intangible assets, net	284,941	287,593	(0.92)	285,559	(0.22)
Bank-owned life insurance	107,397	104,389	2.88	106,502	0.84
Other assets	120,112	128,465	(6.50)	119,181	0.78
Total Assets	$ 5,368,852	$ 5,380,441	(0.22)%	$ 5,361,458	0.14%

Liabilities
Deposits:
Non-interest bearing demand	$ 611,496	$ 540,135	13.21%	$ 591,052	3.46%
Interest bearing demand	511,168	461,075	10.86	481,129	6.24
Money market	887,803	783,872	13.26	854,836	3.86
Savings deposits	558,800	506,252	10.38	530,701	5.29
Certificates of deposit	1,642,942	1,750,231	(6.13)	1,714,705	(4.19)
Total deposits	4,212,209	4,041,565	4.22	4,172,423	0.95
Federal Home Loan Bank borrowings	232,247	416,750	(44.27)	253,606	(8.42)
Other short-term borrowings	168,014	176,187	(4.64)	187,385	(10.34)
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,042	111,167	(4.61)	106,034	0.01
Total borrowings	506,303	704,104	(28.09)	547,025	(7.44)
Accrued interest payable	6,035	7,318	(17.53)	6,559	(7.98)
Other liabilities	32,327	30,981	4.35	28,588	13.08
Total liabilities	4,756,874	4,783,968	(0.57)	4,754,595	0.05

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,593,510 shares, 26,567,653
shares and 26,586,953 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,919	192,268	(0.18)	191,987	(0.04)
Retained earnings	367,766	344,978	6.61	361,513	1.73
Treasury stock (40,338; 66,195 and 46,895 shares - at cost,
respectively)	(919)	(1,498)	38.68	(1,063)	-
Accumulated other comprehensive income	(1,101)	6,516	(116.90)	131	(940.42)
Deferred benefits for directors	(1,174)	(1,278)	8.17	(1,192)	1.54
Total Shareholders' Equity	611,978	596,473	2.60	606,863	0.84
Total Liabilities and Shareholders' Equity	$ 5,368,852	$ 5,380,441	(0.22)%	$ 5,361,458	0.14%

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2011		2010
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 53,396	0.15%	$ 93,515	0.14%
Loans, net of unearned income (1)	3,264,097	5.51%	3,456,171	5.68%
Securities: (2)
Taxable	1,108,599	3.14%	918,329	3.97%
Tax-exempt (3)	291,747	6.30%	279,432	6.59%
Total securities	1,400,346	3.80%	1,197,761	4.58%
Federal funds sold	-	-	-	-
Other earning assets	27,650	0.52%	30,506	0.69%
Total earning assets (3)	4,745,489	4.92%	4,777,953	5.26%
Other assets	617,876		636,388
Total Assets	$ 5,363,365		$ 5,414,341

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 492,572	0.41%	$ 459,145	0.59%
Money market accounts	868,659	0.73%	746,671	1.06%
Savings deposits	542,593	0.36%	495,874	0.49%
Certificates of deposit	1,675,482	1.95%	1,771,825	2.33%
Total interest bearing deposits	3,579,306	1.20%	3,473,515	1.56%
Federal Home Loan Bank borrowings	240,144	3.42%	471,925	3.72%
Other borrowings	187,761	2.55%	186,254	2.56%
Junior subordinated debt	106,038	3.06%	111,171	3.81%
Total interest bearing liabilities	4,113,249	1.44%	4,242,865	1.91%
Non-interest bearing demand deposits	601,270		538,052
Other liabilities	38,769		35,402
Shareholders' equity	610,077		598,022
Total Liabilities and Shareholders' Equity	$ 5,363,365		$ 5,414,341
Taxable equivalent net interest spread		3.47%		3.35%
Taxable equivalent net interest margin		3.67%		3.57%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.9 million, $1.1 million for the three months ended March 31, 2011 and 2010, respectively.
(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2011	2010	2010	2010	2010
Loans, including fees	$ 44,348	$ 46,341	$ 46,753	$ 47,911	$ 48,375
Interest and dividends on securities:
Taxable	8,708	8,589	8,957	8,724	9,111
Tax-exempt	2,986	2,799	2,763	2,851	2,994
Total interest and dividends on securities	11,694	11,388	11,720	11,575	12,105
Other interest income	56	66	103	111	85
Total interest and dividend income	56,098	57,795	58,576	59,597	60,565
Interest Expense
Interest bearing demand deposits	503	610	650	636	670
Money market deposits	1,572	1,581	1,821	2,185	1,943
Savings deposits	488	484	533	623	602
Certificates of deposit	8,050	8,518	8,817	9,322	10,160
Total interest expense on deposits	10,613	11,193	11,821	12,766	13,375
Federal Home Loan Bank borrowings	2,026	2,244	2,576	3,567	4,334
Other short-term borrowings	1,182	1,214	1,207	1,173	1,178
Junior subordinated debt owed to unconsolidated subsidiary trusts	801	818	986	943	1,045
Total interest expense	14,622	15,469	16,590	18,449	19,932
Net interest income	41,476	42,326	41,986	41,148	40,633
Provision for credit losses	8,041	9,625	11,778	11,675	11,500
Net interest income after provision for credit losses	33,435	32,701	30,208	29,473	29,133
Non-interest income
Trust fees	4,762	4,377	3,765	3,636	4,058
Service charges on deposits	4,222	4,731	4,897	5,701	5,317
Electronic banking fees	2,284	2,147	2,230	2,190	1,915
Net securities brokerage and insurance services revenue	1,721	1,575	1,874	1,616	1,852
Bank-owned life insurance	895	1,716	879	966	944
Net securities gains/(losses)	17	78	981	898	1,405
Net gain (loss) on other real estate owned and other assets	(545)	(629)	(654)	(1,315)	(1,530)
Other income	1,148	1,002	1,004	893	1,080
Total non-interest income	14,504	14,997	14,976	14,585	15,041
Non-interest expense
Salaries and wages	13,585	14,127	13,749	13,362	13,214
Employee benefits	5,224	4,299	4,671	4,347	4,997
Net occupancy	2,921	2,595	2,534	2,540	3,060
Equipment	2,300	2,475	2,460	2,376	2,604
Marketing	1,005	1,179	1,223	1,155	630
FDIC Insurance	1,654	1,653	1,740	1,683	1,605
Amortization of intangible assets	618	669	676	685	699
Restructuring and merger-related expenses	-	-	(32)	7	200
Other operating expenses	8,184	8,514	8,660	8,412	8,385
Total non-interest expense	35,491	35,511	35,681	34,567	35,394
Income before provision for income taxes	12,448	12,187	9,503	9,491	8,780
Provision for income taxes	2,208	1,877	350	1,253	870
Net income	$ 10,240	$ 10,310	$ 9,153	$ 8,238	$ 7,910

Taxable equivalent net interest income	$ 43,084	$ 43,833	$ 43,474	$ 42,683	$ 42,245

Per common share data
Net income per common share - basic	$ 0.39	$ 0.39	$ 0.34	$ 0.31	$ 0.30
Net income per common share - diluted	$ 0.39	$ 0.39	$ 0.34	$ 0.31	$ 0.30
Dividends declared	$ 0.15	$ 0.14	$ 0.14	$ 0.14	$ 0.14
Book value (period end)	$ 23.01	$ 22.83	$ 22.88	$ 22.74	$ 22.45
Tangible book value (period end) (1)	$ 12.30	$ 12.09	$ 12.11	$ 11.95	$ 11.63
Average common shares outstanding - basic	26,589,013	26,586,953	26,586,953	26,577,065	26,567,653
Average common shares outstanding - diluted	26,590,410	26,587,471	26,587,281	26,577,828	26,568,172
Period end common shares outstanding	26,593,510	26,586,953	26,586,953	26,586,903	26,567,653
Full time equivalent employees	1,376	1,377	1,371	1,415	1,379

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2011		2010		2010		2010		2010
Past due loans:
Loans past due 30-89 days	$ 22,367		$ 24,774		$ 23,661		$ 35,517		$ 24,784
Loans past due 90 days or more	4,869		7,683		7,316		4,826		5,202
Total past due loans	$ 27,236		$ 32,457		$ 30,977		$ 40,343		$ 29,986

Non-performing assets:
Renegotiated loans	$ 36,636		$ 47,483		$ 35,532		$ 29,472		$ 29,188
Non-accrual loans	59,571		48,820		53,578		65,083		68,439
Total non-performing loans	96,207		96,303		89,110		94,555		97,627
Other real estate and repossessed assets	5,554		8,069		8,577		6,068		7,758
Total non-performing assets	$ 101,761		$ 104,372		$ 97,687		$ 100,623		$ 105,385

Loans past due 30-89 days/total loans	0.69%		0.75%		0.71%		1.04%		0.72%
Loans past due 90 days or more /total loans	0.15		0.23		0.22		0.14		0.15
Non-performing loans/total loans	2.97		2.93		2.69		2.78		2.84
Non-performing assets/total loans, other
real estate and repossessed assets	3.13		3.17		2.94		2.95		3.06

Allowance for loan losses
Allowance for loan losses	$ 61,440		$ 61,051		$ 58,989		$ 65,203		$ 65,625
Provision for loan losses	8,687		8,703		11,491		11,675		11,500
Provision for losses on loan commitments	(646)		922		287		-		-
Total provision for credit losses	8,041		9,625		11,778		11,675		11,500
Net loan and deposit account overdraft charge-offs	8,298		6,641		17,705		12,097		7,035
Annualized net loan charge-offs /average loans	1.03%		0.80%		2.09%		1.42%		0.83%
Allowance for loan losses/total loans	1.89%		1.86%		1.78%		1.92%		1.91%
Allowance for loan losses/non-performing loans	0.64	x	0.63	x	0.66	x	0.69	x	0.67	x
Allowance for loan losses/non-performing loans
and loans past due	0.50	x	0.47	x	0.49	x	0.48	x	0.51	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2011		2010		2010		2010		2010
Capital ratios
Tier I leverage capital	8.53%		8.35%		8.17%		8.13%		8.07%
Tier I risk-based capital	12.23		11.94		11.64		11.61		11.42
Total risk-based capital	13.48		13.20		12.89		12.87		12.68
Average shareholders' equity to average assets	11.37		11.33		11.23		11.12		11.05
Tangible equity to tangible assets (1)	6.43		6.33		6.34		6.27		6.06

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES					Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands)	2011	2010	2010	2010	2010
Return on average tangible equity:
Net income (annualized)	$ 41,531	$ 40,903	$ 36,313	$ 33,043	$ 32,081
Plus: amortization of intangibles (annualized) (1)	1,629	1,724	1,743	1,787	1,842
Net income before amortization of intangibles (annualized)	43,159	42,627	38,056	34,830	33,923

Average total shareholders' equity	610,077	611,497	608,932	604,334	598,022
Less: average goodwill and other intangibles	(285,219)	(285,860)	(286,537)	(287,221)	(287,908)
Average tangible equity	324,858	325,637	322,395	317,113	310,114

Return on average tangible equity	13.29%	13.09%	11.80%	10.98%	10.94%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2011	2010	2010	2010	2010
Tangible book value:
Total shareholders' equity	$ 611,978	$ 606,863	$ 608,287	$ 604,714	$ 596,473
Less: goodwill and other intangible assets	(284,941)	(285,559)	(286,228)	(286,908)	(287,593)
Tangible equity	327,037	321,304	322,059	317,806	308,880

Common shares outstanding	26,593,510	26,586,953	26,586,953	26,586,903	26,567,653

Tangible book value	$ 12.30	$ 12.09	$ 12.11	$ 11.95	$ 11.63

Tangible equity to tangible assets:
Total shareholders' equity	$ 611,978	$ 606,863	$ 608,287	$ 604,714	$ 596,473
Less: goodwill and other intangible assets	(284,941)	(285,559)	(286,228)	(286,908)	(287,593)
Tangible equity	327,037	321,304	322,059	317,806	308,880

Total assets	5,368,852	5,361,458	5,362,623	5,356,261	5,380,441
Less: goodwill and other intangible assets	(284,941)	(285,559)	(286,228)	(286,908)	(287,593)
Tangible assets	5,083,911	5,075,899	5,076,395	5,069,353	5,092,848

Tangible equity to tangible assets	6.43%	6.33%	6.34%	6.27%	6.06%

(1) Tax effected at 35%.